Exhibit (c)(5)

Section I Lake Public Market Overview

Page 3 Lake Public Market Overview Company Snapshot (1) Options calculated using the treasury stock method. (2) Fiscal year ending January 30, 2010 used in place of Calendar year end. (3) LTM as of April 30, 2009. Summary Trading Statistics Calendar Year Estimates Summary - ($ in millions) (2) Project Lake GMTN LTM (3) 2009E Street 2009E MGMT Current Stock Price as of May 14, 2009 $5.14 Revenue $1,078.8 $1,106.3 $1,084.2 1 Week Prior $4.86 EBITDA $45.1 $56.1 $67.0 4 Weeks Prior $3.31 3 Months Prior $1.65 6 Months Prior $1.17 Current Calendar Year Fully Diluted Valuation Summary 12 Months Prior $4.63 LTM 2009E Street 2009E MGMT Fully Diluted Company Value/Revenue 0.4x 0.4x 0.4x In the last 52 weeks, the stock has closed at: Fully Diluted Company Value/EBITDA 9.4x 7.6x 6.3x A closing price high of: $5.72 A closing price low of: $1.00 Current stock price as a % of 52 week high 89.9% Fully Diluted Summary Capitalization ($ in millions) (1) Common Shares Outstanding (millions) 24.2 Common Stock Equivalents as of May 14, 2009 (millions) 0.0 Fully Diluted Share Count 24.2 Current Stock Price as of May 14, 2009 $5.14 Fully Diluted Market Capitalization $124.5 Plus: Debt as of April 30, 2009 301.9 Less: Cash and Marketable Securities as of April 30, 2009 1.7 Fully Diluted Company Value $424.7

Page 4 Lake Sporting Goods Retailers NASDAQ Composite 33.3% 32.1% 0.0% 1-Year Relative Price Performance (1) Lake Public Market Overview Sporting Goods Retailers Index: BGFV, CAB, DKS, GOLF, HIBB. (1) As of May 13, 2009. 0 20 40 60 80 100 120 140 May-08 Jun-08 Jul-08 Aug-08 Sep-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb-09 Mar-09 Apr-09 Lake Price $5.72 $5.41 $5.09 $4.78 $4.46 $4.15 $3.83 $3.52 $3.20 $2.89 $2.57 $2.26 $1.94 $1.63 $1.31 $1.00

Page 5 Lake Sporting Goods Retailers NASDAQ Composite 2.4% 7.0% 39.9% Sporting Goods Retailers Index: BGFV, CAB, DKS, GOLF, HIBB. (1) As of May 13, 2009. 1-Month Relative Price Performance (1) Lake Public Market Overview 90 100 110 120 130 140 150 160 170 180 14-Apr 16-Apr 20-Apr 22-Apr 24-Apr 28-Apr 30-Apr 4-May 6-May 8-May 12-May Lake Price $5.72 $5.56 $5.40 $5.24 $5.08 $4.92 $4.76 $4.60 $4.43 $4.27 $4.11 $3.95 $3.79 $3.63 $3.47 $3.31

Page 6 1-Year Closing Price Analysis (1) (1) As of May 14, 2009. Lake Public Market Overview 25.9% 23.7% 30.7% 15.0% 4.7% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% $1.00 - $1.94 $1.95 - $2.90 $2.91 - $3.85 $3.86 - $4.81 $4.82 - $5.72 Share Price Range Percentage of Total Volume

Page 7 1-Month Closing Price Analysis (1) (1) As of May 14, 2009. Lake Public Market Overview 79.8% 4.1% 4.4% 4.7% 7.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% $3.31 - $3.79 $3.80 - $4.28 $4.29 - $4.78 $4.79 - $5.27 $5.28 - $5.72 Share Price Range Percentage of Total Volume

Page 8 Annotated 1-Year Price Volume Analysis First Quarter Earnings Results Announced Second Quarter Earnings Results Announced Mark Baker Resignation Announced Preliminary Third Quarter Earnings Results Announced Third Quarter Earnings Results Announced Preliminary Fourth Quarter Earnings Results Announced Fourth Quarter Earnings Results Announced Lake Public Market Overview $0.50 $1.50 $2.50 $3.50 $4.50 $5.50 $6.50 May-08 Jun-08 Jul-08 Aug-08 Sep-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb-09 Mar-09 Apr-09 Stock Price 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 450,000 500,000 Volume

Page 9 1-Month Price Volume Analysis Lake Public Market Overview 51.9 77.0 82.4 129.1 164.2 63.2 105.3 33.7 31.4 66.1 13.8 24.6 28.3 15.1 13.0 19.2 24.5 5.2 11.2 27.6 13.7 9.1 32.4 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 14-May 13-May 12-May 11-May 8-May 7-May 6-May 5-May 4-May 1-May 30-Apr 29-Apr 28-Apr 27-Apr 24-Apr 23-Apr 22-Apr 21-Apr 20-Apr 17-Apr 16-Apr 15-Apr 14-Apr Stock Price 0 20 40 60 80 100 120 140 160 180 Volume (000's)

Page 10 1-Year Short Interest Price Volume Analysis Lake Public Market Overview Lake Stock Price, Volume and Short Interest from 4/30/08 to 4/30/09 0 500 1,000 1,500 2,000 2,500 3,000 Apr-09 Mar-09 Feb-09 Jan-09 Dec-08 Nov-08 Oct-08 Sep-08 Aug-08 Jul-08 Jun-08 May-08 Volume and Short Interest (000's) $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 Stock Price Volume Price Short Interest

Section II Summary Valuation Analysis

Page 12 Summary Valuation Analysis Lake Summary Valuation Fully Diluted Summary Capitalization ($ mm) Common Shares Outstanding (millions) 24.2 Common Stock Equivalents as of May 14, 2009 (millions) 0.0 Fully Diluted Share Count 24.2 Current Stock Price as of May 14, 2009 $5.14 Fully Diluted Market Capitalization $124.5 Plus: Debt as of April 30, 2009 $301.9 Less: Cash and Marketable Securities as of April 30, 2009 $1.7 Fully Diluted Company Value $424.7 EBITDA Multiple Analysis EBITDA Implied EBITDA Multiples ($ mm) $3.00 $3.40 $4.00 $5.00 $6.00 LTM $45.1 8.3x 8.5x 8.8x 9.3x 9.9x Street 2009 Estimate $56.1 6.6x 6.8x 6.8x 7.1x 7.5x 2009 950 Budget $57.4 6.5x 6.7x 6.9x 7.3x 7.8x 2009 3/23 Forecast $67.0 5.6x 5.7x 5.9x 6.3x 6.6x Premiums Analysis Average Premium Premium Premium Premium Premium Share Price @ $3.00 @ $3.40 @ $4.00 @ $5.00 @ $6.00 One Day $5.14 -41.6% -33.9% -22.2% -2.7% 16.7% One Week Average $5.15 -41.7% -34.0% -22.3% -2.9% 16.5% Four Week Average $4.14 -27.5% -17.8% -3.3% 20.9% 45.1% 60 Day Average $3.46 -13.2% -1.6% 15.8% 44.7% 73.6% 90 Day Average $2.66 12.7% 27.8% 50.3% 87.9% 125.5% 180 Day Average $2.48 20.9% 37.1% 61.3% 101.6% 141.9% One Year Average $2.85 5.2% 19.2% 40.2% 75.3% 110.3%

Page 13 Current Price: $5.14 Summary Valuation Analysis Lake Summary Valuation – Comparable Public Companies In $ millions, except per share data (1) Assumes net debt of $300.2 million as of April 30, 2009, per company budget. $25.66 $24.25 $23.35 $25.66 $23.55 $22.92 Low 0.16x 0.18x 0.17x 3.92x 3.82x 2.76x 11.33x 0.16x 0.18x 0.17x 3.92x 3.82x 2.76x 11.33x Mean 0.45x 0.44x 0.42x 6.03x 6.62x 5.40x 15.48x 0.45x 0.44x 0.42x 6.03x 6.62x 5.40x 15.48x Median 0.35x 0.34x 0.33x 6.75x 7.33x 6.43x 17.39x 0.35x 0.34x 0.33x 6.75x 7.33x 6.43x 17.39x High 0.88x 0.82x 0.77x 7.96x 7.90x 7.25x 17.71x 0.88x 0.82x 0.77x 7.96x 7.90x 7.25x 17.71x Company Statistic $1,078.8 $1,106.3 $1,155.1 $45.1 $56.1 $66.7 ($2.1) $1,078.8 $1,084.2 $1,140.8 $45.1 $67.0 $72.4 ($2.1) ($5.52) Comp. Companies - Street Estimates (1) ($3.57) ($4.16) $3.39 ($2.44) ($1.16) $2.45 $3.07 $3.17 $1.25 $3.07 $2.85 ($1.84) $3.19 ($4.82) $2.95 $3.78 $12.98 $0.17 $0.17 $7.47 $7.58 $7.51 $2.50 $7.47 $7.19 $5.93 $7.26 $12.08 $4.62 $6.84 $13.86 ($1.16) $13.13 $13.30 $12.11 $13.13 $12.82 $7.88 $12.97 $8.46 $9.39 ($1.58) $4.33 $5.92 $7.57 ($1.01) $9.24 ($1.01) ($5.13) ($10.00) ($5.00) $0.00 $5.00 $10.00 $15.00 LTM Revenue 2009 Revenue 2010 Revenue LTM EBITDA 2009 EBITDA 2010 EBITDA LTM Earnings LTM Revenue 2009 Revenue 2010 Revenue LTM EBITDA 2009 EBITDA 2010 EBITDA LTM Earnings ($10.00) ($5.00) $0.00 $5.00 $10.00 $15.00 $5.35 $7.57 ($5.08) ($1.55) ($1.58) ($4.39) ($4.24) ($1.38) ($5.08) ($4.55) ($4.34) ($1.55) ($1.38) ($5.13) ($5.13) $2.45 Comparable Companies - Management Estimates (1) $0.38 $2.25

Page 14 Summary Valuation Analysis Lake Summary Valuation –M&A and DCF In $ millions, except per share data Current Price: $5.14 (1) Assumes net debt of $300.2 million as of April 30, 2009, per company budget. $65.52 Low 0.19x 4.74x Mean 0.72x 8.82x Median 0.63x 8.64x High 1.85x 12.51x Company Statistic $1,078.8 $45.1 DCF ($4.04) ($3.57) $0.84 $1.97 $3.24 $10.74 $1.96 $3.22 $4.64 ($5.00) ($2.50) $0.00 $2.50 $5.00 $7.50 $10.00 $12.50 $15.00 LTM Revenue LTM EBITDA 17% Discount 19% Discount 21% Discount ($5.00) ($2.50) $0.00 $2.50 $5.00 $7.50 $10.00 $12.50 $15.00 M&A (1) Assumed EBITDA Multiple Range 6.0x - 7.0x $4.05 $3.45 $3.94 $2.59 $1.40 ($4.04) $3.70 ($3.57)

Page 15 Summary Valuation Analysis Lake Summary Valuation – Trading Range and Premiums In $ millions, except per share data Current Price: $5.14 $16.28 $16.47 $21.48 $20.94 $36.04 Low -9.1% -9.6% -10.8% -23.5% -26.6% -50.7% -74.3% -17.7% -43.6% -40.1% Mean 52.0% 53.0% 49.6% 46.5% 38.5% 31.9% 23.7% 61.1% 58.9% 69.3% Median 35.7% 36.7% 37.0% 29.5% 20.7% 26.5% 16.8% 42.6% 38.7% 42.4% High 216.7% 219.7% 219.1% 186.8% 179.6% 170.1% 146.4% 317.8% 306.7% 771.4% Company Statistic $5.14 $5.15 $4.14 $3.46 $2.66 $2.48 $2.85 $5.14 $5.15 $4.14 Trading Range $3.35 $1.81 $3.69 $2.48 $1.05 $2.64 $1.95 $1.22 $0.73 $4.23 $2.91 $4.67 $4.65 $5.72 $5.72 $5.72 $13.19 $9.91 $6.70 $7.03 $7.44 ($5.00) ($2.50) $0.00 $2.50 $5.00 $7.50 $10.00 $12.50 $15.00 One Month Three Month Six Month One Day One Week Four Week 60 Day 90 Day 180 Day One Year One Day One Week Four Week ($5.00) ($2.50) $0.00 $2.50 $5.00 $7.50 $10.00 $12.50 $15.00 Premiums - Reverse Split Closing Price Trading Range $6.98 $7.82 $7.88 $6.19 $5.67 $7.00 $8.28 $3.53 $3.33 Premiums - M&A $7.33 $8.19 $7.14 $5.89 $7.04 $5.06 $4.48 $3.69 $3.21 $3.27 $3.14

Appendix A Comparable Public Company Analysis Detail

Page 17 The Comparable Public Company Analysis reviews securities of publicly-traded companies deemed comparable to the Company’s business. It is generally accepted that share pricing in the public market reflects the value of a minority interest and does not reflect any control premium. Further, share pricing in the public market incorporates a wide range of factors including general economic conditions, interest rates, inflation and investor perceptions. The analysis focused on publicly-traded companies with the following SIC codes: 4941 Sporting Goods and Bicycle Shops; and 4940 Miscellaneous Shopping Goods Stores. Market capitalizations between $15 million and $3.5 billion. Companies which Greene Holcomb & Fisher deemed similar to the Company’s business. The search yielded the following 5 companies: Comparable Public Company Analysis Big 5 Sporting Goods Corp. Cabela’s Inc. Dick’s Sporting Goods Inc. Golfsmith International Holdings Inc. Hibbett Sports, Inc. Appendix A

Appendix A

GH&F

Comparable Public Company Analysis (1,2)

($ in millions - except per share data)

Company	Closing Price @ 05/14/09	Market Cap	Company Value	Company Value / Revenue LTM	Company Value / Revenue CY 09E	Company Value / Revenue CY 10P	Company Value / EBITDA LTM	Company Value / EBITDA CY 09E	Company Value / EBITDA CY 10P	Price / Earnings LTM	Price / Earnings CY 09E	Price / Earnings CY 10P
Big 5 Sporting Goods Corp.	$10.15	$218	$299	0.35x	0.34x	0.33x	6.8x	7.3x	6.4x	17.4x	14.7x	12.4x
Cabela's Inc.	$12.07	$810	$771	0.30x	0.30x	0.30x	3.9x	3.8x	3.9x	11.3x	11.2x	11.2x
Dick's Sporting Goods Inc.	$17.94	$2,121	$2,228	0.54x	0.55x	0.52x	6.7x	7.9x	7.3x	NEG	19.7x	16.6x
Golfsmith International Holdings Inc.	$1.22	$19	$61	0.16x	0.18x	0.17x	4.7x	6.7x	2.8x	NEG	NEG	27.1x
Hibbett Sports, Inc.	$18.01	$516	$496	0.88x	0.82x	0.77x	8.0x	7.3x	6.7x	17.7x	16.1x	14.3x
			Low	0.16x	0.18x	0.17x	3.92x	3.82x	2.76x	11.33x	11.18x	11.18x
			Mean	**0.45x**	**0.44x**	**0.42x**	**6.03x**	**6.62x**	**5.40x**	**15.48x**	**15.42x**	**16.31x**
			Median	**0.35x**	**0.34x**	**0.33x**	**6.75x**	**7.33x**	**6.43x**	**17.39x**	**15.40x**	**14.29x**
			High	0.88x	0.82x	0.77x	7.96x	7.90x	7.25x	17.71x	19.71x	27.11x
Lake (Street)	$5.14	$125	$425	0.39x	0.38x	0.37x	9.4x	7.6x	6.4x	NEG	36.7x	12.9x
Lake (Management)				0.39x	0.39x	0.37x	9.4x	6.3x	5.9x	NEG	NA	NA

(1) Total shares outstanding calculated using the treasury stock method to incorporate outstanding options and warrants.
(2) Assumes net debt of $300.2 million as of April 30, 2009, per company budget.

Page 18

Appendix A

Comparable Public Company Analysis

($ in millions - except per share data)

Company	Revenue			EBITDA			EPS			EPS Growth	LTM Margins		
	LTM	CY 09E	CY 10P	LTM	CY 09E	CY 10P	LTM	CY 09E	CY 10P	5yr	Gross	EBIT	EBITDA
Big 5 Sporting Goods Corp. [(1)]	$862	$879	$905	$44	$41	$46	$0.58	$0.69	$0.82	13.3%	32.6%	2.8%	5.1%
Cabela's Inc. [(2)]	$2,557	$2,551	$2,599	$197	$202	$200	$1.07	$1.08	$1.08	11.8%	39.3%	5.2%	7.7%
Dick's Sporting Goods Inc. [(3,4)]	$4,130	$4,083	$4,283	$330	$282	$307	($0.31)	$0.91	$1.08	16.5%	28.7%	0.7%	8.0%
Golfsmith International Holdings Inc. [(5,6)]	$368	$346	$354	$13	$9	$22	($0.03)	($0.10)	$0.05	10.0%	33.5%	1.2%	3.5%
Hibbett Sports, Inc. [(5)]	$564	$602	$645	$62	$67	$74	$1.02	$1.12	$1.26	16.0%	32.9%	8.5%	11.0%
Lake (Street) [(7)]	**$1,079**	$1,106	$1,155	**$45**	$56	$67	($0.09)	$0.14	$0.40				
Lake (Management) [(7)]	$1,079	$1,084	$1,141	$45	$67	$72	($0.09)	NA	NA	12.0%	25.6%	1.3%	4.2%

[(1)] LTM as of 3/ 29/ 09.

[(2)] LTM as of 3/ 28/ 09.

[(3)] LTM as of 1/ 31/ 09.

[(4)] LTM EBITDA excludes impairment of goodwill charge of $164.3 million, impairment of store assets charge of $29.1 million and merger integration and store closing costs of $15.9 million.

[(5)] LTM as of 4/ 4/ 09.

[(6)] LTM EBITDA excludes stock based compensation of $1.4 million, pre-opening costs of $762,263 and $700,000 in restructuring charges.

[(7)] LTM as of 4/ 30/ 09.

Source: LTM from company filings and CapIQ; estimates from Thomson Financial.

Page 19

Appendix B Comparable Transactions Analysis Detail

Page 21 Appendix B The Comparable Transactions Analysis encompasses a review of transactions involving acquired entities deemed comparable to the Company’s business. This analysis is based on information obtained from SEC filings, public company disclosures, press releases, industry and popular reports, databases and other sources. The analysis reviewed a group of transactions selected based on the following: Transactions where the target had one of the following SIC codes: 4941 Sporting Goods and Bicycle Shops; and 4940 Miscellaneous Shopping Goods Stores. Transaction value greater than $50 million and less than $3.5 billion; Public and private targets in which greater than 90% of the company was acquired; Transactions announced between January 1, 2005 and May 13, 2009; Excludes repurchases, minority interests and hostile transactions; and Transactions which GH&F deemed similar to the proposed transaction. This search process yielded 21 transactions which satisfied the selection criteria. Comparable Transactions Analysis Detail

Appendix B

GH&F

Comparable Transaction Analysis (1)

(Dollars in Millions)

Date Announced	Date Effective	Target Name	Acquirer Name	Value of Transaction	Enterprise Value	LTM Net Sales	LTM EBITDA	LTM EBITDA Margin	Enterprise Value / LTM Net Sales	Enterprise Value / LTM EBITDA
9/3/2008	10/15/2008	Hudson Group	Dufry AG	$770.7	$818.7	$666.0	$85.0	12.8%	1.2x	9.6x
8/14/2008	9/24/2008	Sleep Country Canada Income Fund	Westerkirk Capital Inc., Others	$311.5	$324.3	$345.5	$37.6	10.9%	0.9x	8.6x
12/6/2007	12/6/2007	Overton's, Inc.	Gander Mountain Co.	$70.0	$70.0	$93.5	$8.6	9.2%	0.7x	8.1x
11/26/2007	11/30/2007	Chick's Sporting Goods, Inc.	Dick's Sporting Goods Inc.	$74.2	$74.2	$126.7	NA	NA	0.6x	NA
9/17/2007	11/15/2007	Factory Card & Party Outlet Corp.	Amscan Holdings Inc.	$69.6	$69.1	$240.9	$7.2	3.0%	0.3x	9.7x
6/27/2007	10/9/2007	Guitar Center Inc.	Bain Capital, LLC	$2,093.4	$2,079.5	$2,093.7	$170.2	8.1%	1.0x	12.2x
3/20/2007	5/29/2007	Claire's Stores Inc.	Apollo Management, Others	$3,079.8	$2,738.9	$1,481.0	$315.3	21.3%	1.8x	8.7x
2/8/2007	3/16/2007	GNC Corp.	Ares Private Equity, Teachers' Private Capital	$1,469.3	$1,445.2	$1,487.1	$142.4	9.6%	1.0x	10.2x
11/13/2006	2/13/2007	Golf Galaxy, Inc.	Dick's Sporting Goods Inc.	$223.3	$213.5	$250.1	$19.1	7.7%	0.9x	11.2x
7/13/2006	10/26/2006	Petco Animal Supplies Inc.	Leonard Green & Partners, Texas Pacific Group	$1,828.3	$1,795.1	$2,037.5	$213.8	10.5%	0.9x	8.4x
5/9/2006	5/31/2006	ShopKo Stores Inc.	Spirit Finance Corporation	$1,116.9	$1,083.7	$3,068.5	$195.6	6.4%	0.4x	5.5x
1/22/2006	5/3/2006	Sports Authority Inc.	Leonard Green & Partners, Green Equity Investors	$1,424.5	$1,396.2	$2,482.0	$171.5	6.9%	0.6x	8.1x
1/18/2006	4/13/2006	Burlington Coat Factory Warehouse	Bain Capital, LLC	$2,070.3	$1,864.9	$3,351.4	$273.4	8.2%	0.6x	6.8x
10/29/2005	3/6/2006	Northern Department Store Group	Bon-Ton Stores, Inc.	$1,185.0	$1,185.0	$2,200.0	NA	NA	0.5x	NA
11/8/2005	2/14/2006	Linens 'n Things	Apollo Management, L.P., Others	$1,300.8	$1,263.1	$2,649.3	$149.9	5.7%	0.5x	8.4x
10/18/2005	12/28/2005	ShopKo Stores Inc.	Sun Capital Partners, Inc., Others	$1,130.4	$1,167.6	$3,068.5	$195.6	6.4%	0.4x	6.0x
10/27/2005	12/27/2005	Goody's Family Clothing Inc.	Prentice Capital Management LP., GMM Capital	$304.2	$235.3	$1,253.9	$24.2	1.9%	0.2x	9.7x
9/26/2005	12/23/2005	Party City Corp	Amscan Holdings Inc.	$360.7	$349.7	$503.9	$28.0	5.5%	0.7x	12.5x
4/17/2005	10/8/2005	Electronics Boutique Holdings Corp.	GameStop Corp.	$1,437.5	$1,262.2	$1,989.4	$116.8	5.9%	0.6x	10.8x
4/15/2005	10/4/2005	Brookstone Inc.	Osim International Ltd., Others	$440.5	$391.2	$501.7	$47.3	9.4%	0.8x	8.3x
1/9/2005	4/27/2005	Hollywood Entertainment Corp.	Movie Gallery, Inc.	$1,272.1	$1,078.3	$1,782.4	$227.5	12.8%	0.6x	4.7x
			Low	$69.6	$69.1	$93.5	$7.2	1.9%	0.2x	4.7x
			Mean	**$1,049.2**	**$995.5**	**$1,508.2**	**$127.8**	**8.5%**	**0.7x**	**8.8x**
			Median	**$1,130.4**	**$1,083.7**	**$1,487.1**	**$142.4**	**8.1%**	**0.6x**	**8.6x**
			High	$3,079.8	$2,738.9	$3,351.4	$315.3	21.3%	1.8x	12.5x

(1) Per Capital IQ, SDC and public filings.

Page 22

Appendix C Premium Analysis Detail

Page 24 Appendix C The Premium Analysis involves a review of transactions involving the sale of public companies. The analysis examines the premiums represented by the purchase price per share of the transactions as compared to the market prices of the targets at certain points in time. This analysis is based on information obtained from SEC filings, public company disclosures, press releases, databases and other sources. The comparable transactions used in this analysis were selected based on the following: All industry types except for oil and gas and banking industries; Deals announced and completed between May 13, 2007 and May 13, 2009 with transaction values between $50 million and $250 million; Transactions in which greater than 90% of the target was acquired; and Excludes share repurchases and hostile transactions. This search yielded 79 transactions which satisfied the selection criteria. Premium Analysis Detail

Appendix C

Premium Analysis Detail

Date Announced	Target Name	Business Description	Acquiror Name	Premiums One Day	One Week	Four Week
2/ 23/ 2009	Hifn Inc	Mnfr semiconductors	EXAR Corp	58.7%	37.0%	20.5%
2/ 3/ 2009	Pharmanet Development Grp Inc	Pvd clinical research svcs	JLL Partners Inc	273.1%	240.1%	300.0%
11/ 25/ 2008	Memory Pharmaceuticals Corp	Biopharmaceutical co	Roche Holding AG	317.8%	306.7%	771.4%
11/ 17/ 2008	Transmeta Corp	Mnfr semiconductor	Novafora Inc	38.2%	38.4%	29.5%
10/ 31/ 2008	SM& A	Pvd sys engineering svcs	Odyssey Invest Partners LLC	159.3%	131.5%	109.0%
10/ 13/ 2008	Ashworth Inc	Mnfr,whl sport apparel	TaylorMade-adidas Golf	9.8%	-26.4%	-40.1%
9/ 25/ 2008	Cherokee International Corp	Mnfr power supplies	Lineage Power Holdings Inc	33.3%	48.8%	16.8%
9/ 24/ 2008	Pharmacopeia Inc	Biotech co	Ligand Pharmaceuticals Inc	43.8%	39.4%	-22.5%
9/ 18/ 2008	Centerplate Inc	Pvd catering,concession svcs	Kohlberg & Co LP	-17.5%	-43.6%	-39.0%
9/ 15/ 2008	Napster Inc	Dvlp digital media software	Best Buy Co Inc	94.9%	97.8%	82.8%
9/ 9/ 2008	Pharsight Corp	Dvlp Internet software	Tripos LP	37.8%	33.5%	28.2%
9/ 4/ 2008	Captaris Inc	Dvlp bus automation software	Open Text Corp	28.3%	27.3%	35.2%
8/ 19/ 2008	Industrial Rubber Products Inc	Mnfr,whl elastomeric materials	Industrial Rubber Products Inc	57.1%	50.0%	50.0%
8/ 12/ 2008	Turbochef Technologies Inc	Mnfr,whl advanced ovens	The Middleby Corp	15.5%	23.5%	54.8%
7/ 28/ 2008	Meadow Valley Corp	Pvd constr contractor svcs	Insight Equity I LP	22.2%	19.7%	25.0%
7/ 17/ 2008	Catalyst Semiconductor Inc	Mnfr,whl semiconductors	ON Semiconductor Corp	53.7%	54.1%	42.5%
7/ 8/ 2008	SGX Pharmaceuticals Inc	Biotech co	Eli Lilly & Co	109.8%	106.9%	125.6%
6/ 24/ 2008	Memry Corp	Mnfr nickel-titanium prod	SAES Getters SpA	73.1%	74.3%	69.6%
6/ 23/ 2008	Barrier Therapeutics Inc	Mnfr pharm	Stiefel Laboratories Inc	135.8%	89.5%	66.7%
6/ 22/ 2008	Credence Systems Corp	Mnfr automatic test equip	LTX Corp	37.8%	46.0%	64.1%
6/ 18/ 2008	MEDecision Inc	Dvlp health care mgmt software	Health Care Service Corp	309.4%	288.9%	369.8%
6/ 17/ 2008	Motive Inc	Dvlp mgmt software	Alcatel Lucent SA	52.7%	23.9%	53.8%
6/ 10/ 2008	CAM Commerce Solutions Inc	Dvlp retailing software	Great Hill Partners LLC	7.9%	12.1%	10.4%
6/ 9/ 2008	HireRight Inc	Pvd employment screening svcs	US Investigations Services Inc	95.2%	95.2%	121.9%
6/ 6/ 2008	Tumbleweed Communications Corp	Dvlp messaging software	Tornado Acquisition Corp	52.5%	46.0%	104.6%
6/ 3/ 2008	Econergy Intl PLC	Pvd electric svcs	Suez Energy SA Participacoes	41.4%	41.7%	50.5%
5/ 28/ 2008	Kosan Biosciences Inc	Pvd coml research svcs	Bristol-Myers Squibb Co	229.3%	243.8%	231.3%
5/ 23/ 2008	Angelica Corp	Pvd med linen supply svcs	Clothesline Holdings Inc	33.7%	29.3%	33.8%
5/ 16/ 2008	Optium Corp	Mnfr optical subsys	Finisar Corp	2.3%	-0.1%	15.8%
5/ 12/ 2008	Radyne Corp	Mnfr,whl data commun equip	Comtech Telecommun Corp	48.6%	47.6%	34.8%
5/ 12/ 2008	Iomai Corp	Mnfr vaccine,immune sys	Intercell AG	147.2%	180.9%	170.5%
5/ 1/ 2008	NetManage Inc	Dvlp application software	Micro Focus International PLC	73.5%	74.3%	71.4%
4/ 14/ 2008	Clayton Holdings Inc	Pvd consulting svcs	Greenfield Partners LLC	24.5%	10.7%	40.9%
4/ 9/ 2008	EP MedSys Inc	Mnfr,dvlp med,hosp supplies	St Jude Medical Inc	112.8%	93.6%	93.6%
3/ 20/ 2008	Synplicity Inc	Dvlp IC design software	Synopsys Inc	52.1%	54.4%	81.8%
3/ 13/ 2008	National Atlantic Hldg Corp	Pvd ins,hldg svcs	Palisades Group	14.5%	18.4%	11.8%
3/ 10/ 2008	Iomega Corp	Mnfr,whl data storage devices	EMC Corp	44.7%	37.5%	35.1%
3/ 10/ 2008	WJ Communications Inc	Mnfr RF integrated circuits	TriQuint Semiconductor Inc	17.7%	17.7%	56.3%
3/ 10/ 2008	Specialized Health Prod Intl	Mnfr disposable med devices	CR Bard Inc	8.7%	13.6%	22.0%
2/ 26/ 2008	National Med Health Card Sys	Ins agcy	SXC Health Solutions Corp	13.3%	8.5%	19.0%
2/ 25/ 2008	Criticare Systems Inc	Mnfr,whl monitoring instr	Opto Circuits (India) Ltd	19.0%	26.4%	71.3%
2/ 22/ 2008	ESS Technology Inc	Mnfr semiconductors	Imperium Partners Group LLC	36.7%	36.7%	42.6%
2/ 21/ 2008	SYS Technologies Inc	Pvd info connectivity svcs	Kratos Defense & Security	70.2%	65.9%	96.7%

Page 25

Appendix C

Premium Analysis Detail

Date Announced	Target Name	Business Description	Acquiror Name	Premiums One Day	One Week	Four Week
2/20/2008	Encysive Pharmaceuticals Inc	Biotechnology co	Pfizer Inc	117.6%	200.5%	261.5%
2/4/2008	SigmaTel Inc	Mnfr semiconductors	Freescale Semiconductor Inc	67.6%	79.6%	53.1%
1/15/2008	Lifecore Biomedical Inc	Mnfr dental implants prod	EM Warburg Pincus & Co Inc	32.4%	26.9%	28.2%
1/15/2008	VistaCare Inc	Pvd hospice care svcs	Odyssey HealthCare Inc	20.1%	17.7%	18.0%
1/15/2008	Financial Industries Corp	Ins hldg co	Americo Life Inc	30.6%	31.8%	31.8%
1/15/2008	Manatron Inc	Dvlp,market web-base software	Thoma Cressey Bravo Inc	36.4%	37.9%	34.8%
1/10/2008	AmCOMP Inc	Ins hldg co	Employers Holdings Inc	40.0%	37.1%	34.1%
1/7/2008	Burke-Parsons-Bowlby Corp	Mnfr pressure treated wood	Stella-Jones Inc	27.4%	27.4%	27.4%
1/3/2008	North Pointe Holdings Corp	Pvd ppty,casualty ins svcs	QBE Holdings Inc	50.2%	46.3%	48.6%
12/27/2007	Document Sciences Corp	Dvlp content software	EMC Corp	79.1%	75.8%	71.3%
12/19/2007	Electronic Clearing House Inc	Pvd credit card processing svc	Intuit Inc	119.9%	79.9%	43.6%
12/17/2007	Carrier Access Corp	Mnfr broadband access equip	Turin Networks Inc	4.0%	7.0%	25.0%
12/11/2007	American Bank Note Holographic	Pvd sec holograms svcs	JDS Uniphase Corp	11.5%	9.5%	23.6%
11/18/2007	Natrol Inc	Mnfr dietary supplements	Plethico Pharmaceuticals Ltd	93.8%	69.2%	39.7%
11/16/2007	Coley Pharmaceutical Group Inc	Pvd research,dvlp svcs	Pfizer Inc	166.7%	145.4%	169.4%
11/8/2007	Restoration Hardware Inc	Own,op home furnishings stores	Catterton Partners	67.9%	57.9%	38.5%
10/30/2007	E-Z-EM Inc	Mnfr med imaging prod	Bracco Diagnostics Inc	27.9%	33.3%	23.6%
10/2/2007	Printronix Inc	Mnfr,whl printers	Vector Capital Corp	18.3%	18.5%	18.5%
9/27/2007	Traffix Inc	Pvd Internet mktg svcs	New Motion Inc	122.4%	118.3%	106.8%
9/21/2007	RTW Inc	Pvd employee benefits svcs	Rockhill Holding Co	53.7%	50.9%	60.7%
9/19/2007	Renovis Inc	Mnfr pharm	Evotec AG	41.6%	38.7%	52.2%
9/18/2007	Factory Card Outlet & Party	Own,operate card stores	AAH Holdings Corp	105.0%	147.8%	143.4%
9/7/2007	KMG America Corp	Ins hldg co	Humana Inc	69.4%	61.5%	59.0%
9/6/2007	TransCommunity Financial Corp	Pvd bk hldg svcs	Community Bankers Acq Corp	45.3%	27.7%	40.5%
8/27/2007	Cost-U-Less Inc	Own,op stores	North West Co Fund	11.9%	7.4%	15.4%
8/6/2007	HemoSense Inc	Mnfr,dvlp,whl monitoring sys	Inverness Med Innovations Inc	33.9%	33.8%	33.6%
8/6/2007	CompuDyne Corpo	Mnfr security systems	Investor Group	34.4%	31.3%	24.8%
7/17/2007	Metromedia International Group	Pvd telecom svcs	CaucusCom Merger Corp	29.5%	34.3%	14.7%
7/11/2007	New Brunswick Scientific Co	Mnfr,whl lab equip;hldg co	Eppendorf AG	43.2%	40.2%	47.3%
7/11/2007	Boston Communications Group	Dvlp processing software	Tea Party Acquisition Corp	80.9%	105.7%	144.9%
7/5/2007	ACR Group Inc	Whl heating,ventilating equip	Watsco Inc	46.7%	45.2%	42.4%
7/5/2007	Champps Entertainment Inc	Own, op dining restaurants	F&H Acquisition Corp	-17.7%	-14.5%	-16.4%
7/2/2007	First Mutual Bancshares Inc	Pvd bkg,holding svcs	Washington Federal Inc	21.7%	21.3%	22.6%
6/28/2007	Everlast Worldwide Inc	Mnfr,whl sports prod	Brands Holdings Ltd	42.6%	49.6%	67.2%
6/26/2007	Web.com Inc	Pvd hosting,consulting svcs	Website Pros Inc	25.4%	30.0%	40.4%
6/18/2007	American Technical Ceramics	Mnfr ceramic capacitors	AVX Corp	47.2%	54.3%	62.0%
6/17/2007	Friendly Ice Cream Corp	Own,op restaurants	Freeze Operations Holding Corp	12.4%	29.2%	27.0%
5/14/2007	Stratos International Inc	Mnfr optical transceivers	Emerson Electric Co	-0.6%	-1.4%	6.7%
			Low	-17.7%	-43.6%	-40.1%
			Mean	61.1%	58.9%	69.3%
			Median	42.6%	38.7%	42.4%
			High	317.8%	306.7%	771.4%

Page 26

Page 27 Appendix C Additionally, GH&F performed a premium analysis on transactions in which target company performed a reverse split and subsequently de-registered shares under the Securities Exchange Act of 1934, as amended. The analysis examines the premiums represented by the payment per share of the transactions as compared to the average market prices of the targets over certain periods of time. This analysis is based on information obtained from SEC filings, public company disclosures, press releases, databases and other sources.

The comparable transactions used in this analysis were selected based on the following:

All industry types; and

Deals completed between January 1, 2006 and May 13, 2009.

This search yielded 30 transactions which satisfied the selection criteria. Premium Analysis Detail – Reverse Stock Splits, Going Private

Appendix C

GH&F

Premium Analysis Detail

Announcement	Effective	Company	Split Mechanics		Premium Over Average Price						
			Split	Payment per Share	One Day	One Week	Four Week	60 Day	90 Day	180 Day	One Year
1/21/2009	3/30/2009	Renegy Holdings, Inc.	1:2,000	$0.74	89.7%	93.5%	114.5%	122.0%	11.3%	-50.7%	-74.3%
12/10/2008	3/20/2009	Grill Concepts, Inc.	1:35	$1.50	100.0%	71.2%	80.5%	63.4%	20.7%	-13.8%	-45.5%
9/29/2008	3/23/2009	The Middleton Doll Company	1:1,000	$0.50	117.4%	142.7%	141.7%	136.4%	116.9%	102.2%	39.6%
8/25/2008	2/20/2009	Computer Horizons Corp.	1:500	$0.30	-9.1%	-9.6%	-10.8%	-11.1%	-12.8%	-12.8%	-34.1%
7/17/2008	1/21/2009	Careguide, Inc.	1:50,000	$0.14	133.3%	100.0%	96.1%	105.7%	103.5%	81.6%	4.2%
6/30/2008	10/6/2008	Gouverneur Bancorp, Inc.	1:100	$10.00	24.1%	19.8%	17.4%	18.2%	15.2%	13.0%	2.1%
4/14/2008	8/20/2008	Peoples-Sidney Financial Corp.	1:600	$13.47	11.8%	11.8%	16.5%	16.5%	15.2%	17.2%	10.1%
2/29/2008	5/7/2008	First Bancorp of Indiana	1:300	$14.00	16.6%	16.0%	13.9%	17.6%	14.6%	2.4%	-8.0%
1/2/2008	1/4/2008	Oregon Pacific Bancorp	1:500	$13.00	43.6%	43.6%	43.3%	39.7%	35.4%	33.0%	20.3%
12/21/2007	5/20/2008	Jaclyn Inc.	1:250	$10.21	70.2%	60.0%	56.9%	66.0%	59.5%	22.8%	5.4%
10/5/2007	2/7/2008	Magstar Technologies, Inc.	1:2,000	$0.43	41.7%	93.2%	58.9%	56.9%	44.1%	27.1%	16.8%
7/2/2007	11/13/2007	Citizens Financial Corp.	1:250	$7.25	10.9%	10.9%	11.9%	16.5%	19.5%	20.3%	26.3%
5/1/2007	12/6/2007	Harold's Stores, Inc.	1:1,000	$0.30	25.0%	33.9%	-4.4%	-23.5%	-26.6%	-27.7%	-36.3%
2/21/2007	7/23/2007	Ohio State Bankshares	1:150	$95.00	1.7%	1.7%	1.7%	2.0%	2.5%	3.9%	13.0%
2/12/2007	8/13/2007	BNS Holding Inc.	1:200	$13.62	0.0%	0.1%	0.7%	4.3%	11.1%	50.6%	88.7%
1/8/2007	6/14/2007	K-Tel International, Inc.	1:5,000	$0.10	216.7%	216.7%	153.3%	139.2%	119.5%	88.9%	145.2%
10/16/2006	2/7/2007	Ergo Science Corp.	1:200	$2.10	200.0%	219.7%	219.1%	186.8%	179.6%	170.1%	146.4%
8/15/2006	1/10/2007	Pegasus Communications Corporation	1:100	$3.25	44.4%	41.2%	39.1%	29.5%	29.6%	26.5%	6.5%
6/1/2006	1/24/2006	Eupa International Corporation	1:7,999	$0.40	NM	NM	NM	NM	NM	NM	NM
5/16/2006	9/8/2006	Bactolac Pharmaceuticals	1:500	$4.00	11.1%	9.7%	9.3%	10.4%	14.1%	13.9%	6.2%
3/31/2006	8/30/2006	Mestek, Inc.	1:5,000	$15.24	21.8%	23.0%	20.5%	18.1%	16.8%	19.9%	-8.7%
1/26/2006	12/4/2006	Home City Financial Corp.	1:210	$17.10	11.9%	12.9%	13.4%	13.9%	14.2%	12.5%	12.4%
1/24/2006	8/4/2006	Yadkin Valley Company	1:50	$78.00	39.3%	39.3%	39.3%	29.0%	27.6%	31.2%	39.7%
11/2/2005	1/19/2006	Collins Industries, Inc.	1:300	$7.70	14.0%	14.6%	13.9%	14.7%	18.8%	30.1%	32.5%
10/21/2005	1/10/2006	Sagient Research Systems Inc.	1:101	$0.12	33.3%	50.0%	76.5%	59.3%	53.0%	40.7%	49.3%
10/14/2005	3/13/2006	Major Automotive Companies, Inc.	1:1,000	$1.90	35.7%	43.7%	33.9%	53.6%	63.8%	75.3%	82.9%
10/7/2005	3/30/2006	ITEC Attractions Inc.	1:381,426	$0.27	11.1%	11.2%	11.5%	11.9%	12.8%	28.4%	30.8%
9/16/2005	3/15/2006	PVC Container Corp	1:2,000	$2.39	99.2%	94.3%	96.1%	75.3%	65.3%	54.6%	53.0%
8/29/2005	2/15/2006	Hia Inc.	1:45,000	$0.60	39.5%	36.4%	37.9%	38.0%	41.3%	36.2%	24.8%
6/21/2005	9/1/2006	American Education Corp.	1:2,000	$11.00	54.5%	36.7%	37.0%	38.0%	30.1%	26.2%	38.0%
				Low	-9.1%	-9.6%	-10.8%	-23.5%	-26.6%	-50.7%	-74.3%
				Mean	52.0%	53.0%	49.6%	46.5%	38.5%	31.9%	23.7%
				Median	35.7%	36.7%	37.0%	29.5%	20.7%	26.5%	16.8%
				High	216.7%	219.7%	219.1%	186.8%	179.6%	170.1%	146.4%

Page 28

Appendix D Discounted Cash Flow Analysis Detail

Page 30 Appendix D The Discounted Cash Flow (“DCF”) Analysis is used to calculate a range of theoretical values for the Company based on: (i) the net present value of the estimated future cash flows generated by the Company; and (ii) a terminal value, which is an estimate of the future value of the Company. The projected financial information was provided by the Company’s management and represents the 3/23 forecast(1). For purposes of this analysis, we used a range of discount rates from 17.0% to 21.0% and a range of EBITDA multiples for the terminal value of 6.0x to 7.0x. Multiples were determined by considering growth rates of comparable companies and information on trading multiples of comparable companies and transaction multiples of comparable transactions. Additionally, we also considered the nature of the Company’s business, the size of the Company relative to the comparable companies, its position in the industry, the inherent risk of the improved performance in an increasingly competitive industry and our recent experience in the M&A marketplace. Discount rates were based on the weighted average cost of capital (“WACC”) for comparable companies, business specific risk, including, without limitation, the Company’s track record in not meeting internal financial forecasts, the issues associated with growing the business as projected in the financial information provided by the Company management, size of the Company relative to its peers and other relevant factors. Discounted Cash Flow Analysis Detail (1) Final nine months of fiscal 2009P represents forecast less actual data for February and March and budget data for April.

Page 31 Appendix D Discounted Cash Flow Analysis ($ in millions except per share data) 2009P 2010P 2011P 2012P 2013P 2014P 2015P Ending Ending Ending Ending Ending Ending Ending 1/30/10 (1) 1/29/11 1/28/12 2/2/13 2/1/14 1/31/15 1/30/16 Present Total Sales $862 $1,141 $1,189 $1,237 $1,287 $1,337 $1,388 Value of Operating Cash Flow (Adjusted EBITDA) 74 72 80 83 91 94 98 Cash Flows Operating Income (EBIT) 51 43 53 58 68 74 82 Less: Federal Taxes @ 34.0% (17) (15) (18) (20) (23) (25) (28) Less State Taxes (2) (1) (1) (1) (1) (1) (1) (2) After-Tax Operating Income 33 28 34 37 44 48 52 Plus: Depreciation & Amortization 23 29 27 25 23 19 16 Less: Capital Expenditures (10) (16) (16) (17) (17) (16) (16) Less: Change in Working Capital 7 (0) (8) (8) (8) (7) (7) After-Tax Operating Cash Flows 52 41 37 37 42 44 45 Adjusted EBITDA Multiple: 6.0x 0 0 0 0 0 0 586 Total Cash Flows $52 $41 $37 $37 $42 $44 $631 Present NOL Subject to 382 (unwinding amounts) $3 $1 Value of NOL Not Subject to NOL(3) $96 NOL Beginning Balance NOL $99 $64 $21 $0 $0 $0 $0 EBIT (Full Year) 36 43 53 58 68 74 82 NOL Usage 36 43 21 - - - - Taxes Saved @ 34.0% 12 15 7 - - - - Ending Balance NOL 63 21 - - - - - Benefit to Free Cash Flow 12 15 7 - - - - Total Total Cash Flows Plus Benefit of NOL $65 $56 $44 $37 $42 $44 $631 Present Value of Cash Flows Enterprise Value Sensitivity Analysis NPV Cash Flows $149 Discount Rate NPV Terminal Value 203 $379 17.0% 19.0% 21.0% NPV of NOL Carry Forward 27 Adjusted 6.0x $379 $348 $321 Total Enterprise Value $379 EBITDA 6.5x $396 $363 $334 Multiple 7.0x $412 $378 $348 Plus: Cash (4) 2 Less: Debt (4) 302 Equity Value Sensitivity Analysis Total Equity Value $78 Discount Rate $78 17.0% 19.0% 21.0% EBITDA 6.0x $78 $48 $20 Assumptions Multiple 6.5x $95 $63 $34 Discount Rate 19.0% 7.0x $112 $78 $47 Adjusted EBITDA Multiple 6.5x Federal Tax Rate 34.0% Equity Value Sensitivity Analysis (Shares) State Tax Rate (2) 2.0% Discount Rate NPV Disc C 17.0% 19.0% 21.0% EBITDA 6.0x $3.24 $1.97 $0.84 Multiple 6.5x $3.94 $2.59 $1.40 7.0x $4.64 $3.22 $1.96 (1) Represnts 9 months of projections. (2) 2009 and 2010 state taxes from company projection, 2.0% used thereafter. (3) Represents tax loss carryforward of $95.7 million as of 1/31/2009. (4) April 30, 2009 Budget figures.

Appendix E Lake Financial Information

Page 33 Lake Financial Information Income Statement ($ in millions) 2005 Ended 1/28/06 2006 Ended 2/3/07 2007 Ended 2/2/08 2008E Ended 1/31/09 2009P Ending 1/30/10 2010P Ending 1/29/11 2011P Ending 1/28/12 2012P Ending 2/2/13 2013P Ending 2/1/14 2014P Ending 1/31/15 2015P Ending 1/30/16 LTM 4/30/09 Last 9 Months 2009 Sales $804.5 $911.4 $969.4 $1,064.6 $1,084.2 $1,140.8 $1,188.6 $1,237.4 $1,286.7 $1,336.9 $1,387.7 $1,078.8 $862.3 Growth 13.3% 6.4% 9.8% 1.8% 5.2% 4.2% 4.1% 4.0% 3.9% 3.8% EBIT ($2.2) $15.0 ($11.3) $9.7 $36.0 $43.2 $53.5 $58.3 $68.0 $74.5 $81.9 $14.3 $50.7 Margin NEG 1.6% NEG 0.9% 3.3% 3.8% 4.5% 4.7% 5.3% 5.6% 5.9% $0.0 5.9% Depreciation and Amortization $18.2 $22.0 $26.9 $31.2 $30.6 $28.8 $26.6 $24.8 $23.2 $19.2 $15.8 $31.0 $22.8 EBITDA $16.0 $37.0 $15.5 $40.9 $66.5 $71.9 $80.1 $83.1 $91.2 $93.7 $97.6 $45.3 $73.5 Margin 2.0% 4.1% 1.6% 3.8% 6.1% 6.3% 6.7% 6.7% 7.1% 7.0% 7.0% 4.2% 8.5% Pro Forma Adjustments Nonrecurring Expenses (1) $6.5 $0.4 $0.5 $0.5 $0.0 $0.0 $0.0 $0.0 $0.0 ($0.2) $0.4 Pro Forma Adjusted EBITDA $16.0 $37.0 $22.0 $41.3 $67.0 $72.4 $80.1 $83.1 $91.2 $93.7 $97.6 $45.1 $73.9 Margin 2.0% 4.1% 2.3% 3.9% 6.2% 6.3% 6.7% 6.7% 7.1% 7.0% 7.0% 4.2% 8.6% Source: Company financial statements and management forecast. (1) Represents expenses related to store closings, severance costs, write off of internal web development (2007 only) and reversal of exit costs for reopened outlet stores (2008 only).